UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 10, 2011

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

Deere & Company One John Deere Place, Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com

DEERE EARNINGS CONFERENCE CALL

TO BE BROADCAST ON WEBSITE

MOLINE, IL -- (10 August 2011)  Deere & Company today said its third-quarter 2011 earnings conference call would be broadcast over the Internet on Wednesday, 17 August, beginning at 9:00 a.m. central time.  During the call, the company’s financial and operating performance will be discussed with analysts, investors and other members of the financial community.

The conference call can be accessed at www.JohnDeere.com/confcall. The recorded call will be available on the Deere website for a period of time afterward.

The Deere earnings release, other financial information and conference call information slides referred to in the conference call, can be accessed at www.JohnDeere.com/financialreports.

# # #

Deere & Company (NYSE:DE) is a world leader in providing advanced products and services and is committed to the success of customers whose work is linked to the land - those who cultivate, harvest, transform, enrich and build upon the land to meet the world’s dramatically increasing need for food, fuel, shelter and infrastructure. Since 1837, John Deere has delivered innovative products of superior quality built on a tradition of integrity.  For more information, visit John Deere at its worldwide website at www.JohnDeere.com.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe, Secretary

Dated: August 10, 2011